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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-68694, 333-32214, 333-47672, 333-44702,
333-39908 and 333-85553), Form S-4 (File No. 333-75206) and Form S-3 (File Nos.
333-85211, 333-50036, 333-50034 and 333-83156) of Devon Energy Corporation of
our report dated January 28, 2000, except for Note 2 which is as of October 30, 2000, relating to the consolidated financial statements of Santa Fe Snyder Corporation, which appears in this Annual Report on Form 10-K of Devon Energy Corporation.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 18, 2002